Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference of our report dated March 24, 2021 on the consolidated financial statements of Fortitude Gold Corporation appearing in the Company's Annual Report on Form 10-K for the years ended December 31, 2020 and 2019 on the Form S-8 Registration Statement.

                                        /s/ Plante & Moran, PLLC

Denver, Colorado
September 2, 2021


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                              CONSENT OF ATTORNEYS

     Reference is made to the Registration Statement of Fortitude Gold Corporation on Form S-8 whereby the Company proposes to sell up to 5,000,000 shares of the Company's Common Stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.


     We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.

                                   Very truly yours,

                                   HART & HART


                                   By   /s/ William T. Hart
                                        ---------------------
                                        William T. Hart


Denver, Colorado
September 3, 2021